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                                                                 Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-8, relating to the Amended and Restated 1989 Stock Option Plan and 1996 Stock Option Plan, of our report dated April 10, 1997, appearing in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 22, 1997.




Deloitte & Touche LLP
Costa Mesa, California
September 8, 1997